SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 10, 2006 (January 5, 2006)

TRANS WORLD ENTERTAINMENT CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-14818	14-1541629
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer identification No.)

38 Corporate Circle, Albany, New York		12203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (518) 452-1242

None
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 5, 2006, Trans World Entertainment Corporation (“the Company”) entered into a new five year, $100 million revolving secured credit facility agreement (“Credit Agreement”) with Bank of America, N.A. At the election of the Company, loans under the Credit Agreement bear interest on the principal amount at a rate equal to either, the “Prime Rate” or “Adjusted LIBOR” plus 0.75%.  The principal amount of the all outstanding loans under the Credit Agreement together with any accrued but unpaid interest, are due and payable on January 6, 2010, unless otherwise paid earlier pursuant to the terms of the Credit Agreement. Payments of amounts due under the Credit Agreement are secured by the Company’s “eligible inventory”, proceeds from sale of inventory and the stock of the Company’s subsidiaries.

The new Credit Agreement replaces the Company’s previous Credit Agreement and will provide for general corporate purposes. The Credit Agreement includes customary provisions, including affirmative and negative covenants, including representations, warranties and restrictions on additional indebtedness and acquisitions. The Credit Agreement also includes customary events of default, including, among other things, bankruptcy, and certain changes of control.

Currently, there are no amounts outstanding under either the new credit agreement or the previous agreement (see ITEM 1.02 for details).

The foregoing description of the material terms of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.  The Credit Agreement has been attached to this Form 8-K as an exhibit to provide investors with information regarding its terms. Except for its status as a contractual document that establishes and governs the legal relations among the parties with respect to the transactions described above, the Credit Agreement is not intended to be a source of factual, business or operational information about the parties.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITION AGREEMENT.

The Company terminated its Amended Loan and Security Agreement (the “Previous Credit Agreement”) with Congress Financial Corporation as of January 5, 2006. As of that date, there were no amounts outstanding under the Previous Credit Agreement. See ITEM 1.01 above for a discussion of the new Credit Agreement. The Company did not incur any termination or prepayment penalties in connection with the termination of the Previous Credit Agreement.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

See the discussion under ITEM 1.01 above, “Entry into a Material Definitive Agreement”, for information regarding the Credit Agreement entered into between Trans World Entertainment Corporation and Bank of America, N.A.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

(c)EXHIBITS. The following is furnished as an Exhibit to this Report:

Exhibit No.	Description
99.1	Trans World Entertainment Company Press Release dated January 10, 2006.

99.2	Credit Agreement dated January 5, 2006, between Trans World Entertainment Corporation and Bank of America N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRANS WORLD ENTERTAINMENT CORPORATION

Date: January 10, 2006	/s/ John J. Sullivan
John J. Sullivan
Executive Vice President-Finance, Chief Financial Officer and Secretary